Exhibit 99.1

For Information
Brent A. Collins
303-861-8140

FOR IMMEDIATE RELEASE

ST. MARY TO PRESENT AT UPCOMING INVESTOR CONFERENCE

DENVER, May 21, 2010 – St. Mary Land & Exploration Company (NYSE: SM) today announces that the Company will present at an upcoming investor conference.

The Company's Executive Vice President and Chief Operating Officer, Jay Ottoson, will present at the UBS Global Oil and Gas Conference on Tuesday, May 25, 2010, at 11:20 AM Central Time.  A copy of the conference presentation will be available on the Company's website the day of the presentation at stmaryland.com.  Additionally, the presentation will be webcast and can be accessed through the Company's website.

ABOUT THE COMPANY

St. Mary Land & Exploration Company is an independent energy company engaged in the exploration, exploitation, development, acquisition, and production of natural gas and crude oil. St. Mary routinely posts important information about the Company on its website. For more information about St. Mary, please visit its website at stmaryland.com.